MANAGEMENT AGREEMENT
            AGREEMENT, entered into as of November 19, 2007,
between Old Mutual Capital, Inc. (the "Investment Manager") and Old
Mutual Funds II (the "Fund").
            WHEREAS, the Fund is a Delaware statutory trust, and
is registered under the Investment Company Act of 1940, as amended
(the "1940 Act"), as an open-end, investment management company;
            WHEREAS, the Fund wishes to retain the Investment
Manager to render investment advisory and administrative services to the Fund and the Investment Manager is willing to furnish such services to the portfolios of the Fund listed on Schedule A hereto (the "Portfolios"); and
            WHEREAS, the Investment Manager is registered as an
investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").
            NOW THEREFORE, in consideration of the promises
and mutual covenants herein contained, intending to be legally bound, it is agreed between the Fund and the Investment Manager as follows:
1.	APPOINTMENT OF INVESTMENT MANAGER.  The Fund
hereby appoints the Investment Manager, in accordance with Section 15(c)
of the 1940 Act, to act as investment manager to the Fund for the periods and on the terms set forth in this Agreement.  The Investment Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.
2.	INVESTMENT ADVISORY DUTIES.  The duties and obligations
of the Investment Manager set forth in this Section 2 will be referred to throughout this Agreement as "Advisory Services."
            (a)	Investment management and research.  Subject to the
supervision of the Trustees of the Fund, the Investment Manager will, (a) provide a program of continuous investment management for the Portfolios in accordance with the Portfolios' investment objectives, policies and limitations as stated in the Portfolios' Prospectus(es) and Statement(s) of Additional
Information included as part of the Fund's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time ("Registration Statement"), (b) make asset allocation and investment decisions for the Portfolios; and
(c) place orders to purchase and sell securities
  for the Portfolios.
            In performing its Advisory Services to the Portfolios
hereunder, the Investment Manager will provide the Portfolios with ongoing investment guidance and policy direction, including oral and written research, analysis, advice, statistical and economic data, and judgments regarding individual investments, general economic conditions and trends and long-range investment policy.  The
Investment Manager will determine the securities, instruments, repurchase agreements, options, futures and other investments and techniques that the Portfolios will purchase, sell, enter into or use, and will provide an ongoing evaluation of the Portfolios' investments. The Investment Manager will determine what portion of the Portfolios'
investments shall be invested in securities and other assets, and what portion, if any, should be held uninvested.
            (b)	Trading.  The Investment Manager will, in
performing its duties hereunder, place orders pursuant to its investment determinations for the Portfolios directly with the issuer, or with any broker or dealer, in accordance with applicable policies expressed in each
Portfolios' Prospectus(es) and/or Statement(s) of Additional Information
and in accordance with applicable legal requirements.
            (c)	Delegation of duties to sub-advisers.  Subject to the
approval of the Fund's Board of Trustees (including a majority of the
Trustees who are not "interested persons" of the Fund as defined in the 1940
Act), the Investment Manager may delegate to one or more sub-investment advisers ("Sub-Advisers") any of its duties enumerated in Sections 2(a) and 2(b) hereof. The Investment Manager agrees that, with respect to a delegation of its duties to one or more Sub-Advisers, it will:
(1)	oversee the investment decisions of each of the Sub-Advisers and conduct ongoing performance reviews;
(2)	review and monitor the portfolio trading by the Sub-Advisers, including without limitation, trade allocation policies and
procedures, best execution and the use of soft dollars;
(3)	oversee the Sub-Advisers' compliance with prospectus limitations and other relevant investment restrictions;
(4)	coordinate communications with each of the Sub-Advisers; and
(5)	if deemed necessary, recommend to the Fund's Board of Trustees changing one or more Sub-Advisers.
            (d)	Legal and compliance.  The Investment Manager will:
(1)	in performing its duties hereunder, comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal
Revenue Code (the "Code"), and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Trustees;
(2)	in performing its duties hereunder, use reasonable efforts to manage the Portfolios so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder;
(3)	provide to the Fund compliance services designed to ensure
compliance with applicable federal and state securities laws, rules and regulations, including without limitation:
a.	administering the Fund's compliance program adopted
pursuant to Rule 38a-1 under the Act, including portfolio
valuation procedures, expense allocation procedures,
personal trading procedures, and the Fund's Code of Ethics;
and
b.	evaluating, on behalf of the Fund, the effectiveness of the
compliance programs of the Fund's other service providers;
(4)	provide to the Fund legal services, including:
a.	developing and preparing agendas, proposals, presentations
and materials for meetings of the Fund's Board of Trustees
or committees thereof;
b.	preparing, reviewing and/or filing regulatory reports,
including without limitation, the Fund's registration
statement, prospectuses and statements of additional
information and any supplements thereto, shareholder
reports and other shareholder communications, proxy
statements, and corporate reports required of the various
states in which the Fund does business;
c.	drafting, reviewing and negotiating selling and/or servicing agreements;
d.	developing Fund polices and procedures for consideration
by the Board of Trustees; and
e.	conducting an annual review of the Fund's fidelity bond
coverage and D&O/E&O insurance coverage for the
trustees and officers of the Fund.
            (e)	Reporting.  The Investment Manager will:
(1)	regularly report to the Fund's Board of Trustees on its oversight of
Sub-Advisers in a manner and with such frequency as requested by the Fund's Board of Trustees;
(2)	furnish to the Fund whatever statistical information the Fund may reasonably request with respect to each Portfolio's assets;
(3)	keep the Fund and the Trustees informed of developments
materially affecting each Portfolio's investments and shall, on the
Investment Manager's own initiative, furnish to the Fund from time to time whatever information the Investment Manager
believes appropriate for this purpose;
(4)	make available to the Fund, promptly upon its request, such copies of the Investment Manager's investment records and ledgers with respect to the Portfolios as may be required to assist the Fund in its compliance with applicable laws and regulations;
(5)	furnish the Trustees with such periodic and special reports
regarding each Portfolio as they may reasonably request; and
(6)	immediately notify the Fund in the event that the Investment
Manager or any of its affiliates:  (1) becomes aware that it is subject to a statutory disqualification that prevents the Investment
Manager from serving as investment manager pursuant to this
Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority.
The Investment Manager further agrees to notify the Fund
immediately of any material fact known to the Investment
Manager respecting or relating to the Investment Manager that is not contained in the Fund's Registration Statement, or any
amendment or supplement thereto, but that is required to be
disclosed therein, and of any statement contained therein that becomes untrue in any material respect.
3.	ADMINISTRATIVE SERVICES.  The duties and obligations of
the Investment Manager set forth in this Section 3 will be referred to throughout this Agreement as "Administrative Services."
            (a)	Administration.  The Investment Manager will
oversee the administration of the Fund's and the Portfolios' business and affairs as set forth in this Section 3 and shall provide certain administrative services required for effective administration of the Portfolios and the
Fund.
            (b)	Agents.  The Investment Manager will assist the
Fund in selecting, coordinating the activities of, supervising and acting as liaison with any other person or agent engaged by the Fund, including the Fund's depository agent or custodian, consultants, transfer agent, sub-transfer agents, sub-accounting agent intermediaries with respect to mutual fund alliance programs, dividend disbursing agent, independent accountants, and independent legal counsel but excluding Sub-Advisers, which are governed by sub-section 2(c) hereof.  The Investment Manager shall also monitor the functions of such persons and agents, including without limitation the compliance of the Fund and the Fund's custodians with Rule 17f-5 under the 1940 Act, if appropriate.
            The Investment Manager also will monitor and oversee the performance of the agents specified in this Sub-section 3(b), to ensure that all financial, accounting, corporate, and other records required to be maintained and preserved by the Fund or on its behalf will be maintained in accordance with applicable laws and regulations.
            (c)	Cost Oversight.  The Investment Manager will
monitor and review activities and procedures of the Fund and its agents identified in Sub-section 3(b) above, in order to identify and seek to obtain possible service improvements and cost reductions.
            (d)	Accounting Policies and Procedures and Fund
Audits. The Investment Manager will assist in developing, reviewing, maintaining, and monitoring the effectiveness of Fund accounting polices and procedures. The Investment Manager also will assist and coordinate participation by the Fund and its agents in any audit by its outside auditors or any examination by federal or state regulatory authorities or any self-regulatory organization. The Investment Manager also will oversee and coordinate the activities of Fund accountants, outside counsel, and other experts in these audits or examinations.
            (e)	Systems.  The Investment Manager will assist in
developing, implementing, and monitoring the Fund's use of automated systems for the purchase, sale, redemption and transfer of Fund shares and the payment of asset based sale charges (Rule 12b-1 fees) and service fees to broker-dealers and others that provide personal services, distribution support services, and/or account maintenance services to shareholders, and for recording and tracking such transactions and/or payments.  The
Investment Manager also will assist in developing, implementing, and monitoring the Fund's use of automated communications systems with brokers, dealers, custodians, and other service providers, including without limitation trade clearance systems.
            (f)	Shareholder Inquiries.  The Investment Manager
will respond to all inquiries from Fund shareholders or otherwise answer communications from Fund shareholders if such inquiries or communications are directed to the Investment Manager.  If any such inquiry or communication would be more properly answered by one of the agents listed in Sub-section 3(b) above, the Investment Manager will coordinate, as needed, the provision of their response.
            (g)	Retention of Sub-Administrator.  The Investment
Manager may retain a sub-administrator ("Sub-Administrator") to perform certain Administrative Services for the Fund. The retention of a Sub-Administrator shall be at the cost and expense of the Investment
Manager.  The Investment Manager shall pay and shall be solely responsible for the payment of the fees of the Sub-Administrator for the performance of its services for the Fund.
            (h)	Reporting.  The Investment Manager will furnish to
or place at the disposal of the Fund such information, reports, evaluations, analysis, and opinions relating to its Administrative Services and the administrative functions performed by any Sub-Administrator, as the
Fund's Board of Trustees may, at any time or from time to time, reasonably request or as the Investment Manager may deem helpful to the
Fund.
                  The Investment Manager agrees that it will furnish
to regulatory authorities having the requisite authority, any information or reports in connection with its Administrative Services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable law and regulations.
            (i)	Use of the Services of Others.  With respect to the
Administrative Services provided by the Investment Manager, the
Investment Manager may at its own cost employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Investment Manager or the Fund with such information, advice, or assistance as the Investment Manager may deem necessary, appropriate, convenient or otherwise helpful to the Investment Manager, including consulting, monitoring, and evaluation services concerning the Fund and the Portfolios.
4.	OTHER SERVICES.  The duties and obligations of the Investment
Manager set forth in this Section 4, together with the Advisory Services and the Administrative Services, will be referred to throughout this
Agreement as the "Services."
            (a)	Office space, facilities and equipment.  The
Investment Manager will furnish, without cost to the Fund, or provide and pay the cost of:
(1)	such office facilities, furnishings, and office
equipment as are necessary for the
performance of the Services.
(2)	(A) office space, which may be space within
the offices of the Investment Manager or in
such other places as may be agreed upon
from time to time, and (B) office furnishings,
facilities and equipment as may be
reasonably required for managing the
corporate affairs and conducting the business
of the Fund.
            (b)	Maintenance and Confidentiality of Records.  The
Investment Manager will maintain customary records, on behalf of the
Fund, in connection with the Investment Manager's performance of the
Services under this Agreement. Further, the Investment Manager agrees to maintain such books and records with respect to its Advisory Services as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions.
            The Investment Manager agrees that all records required to be maintained and preserved by the Fund, pursuant to rules or regulations of the Securities and Exchange Commission under Section 31(a) of the
1940 Act, and maintained and preserved by the Investment Manager on behalf of the Fund, are the property of the Fund and shall be surrendered by the Investment Manager promptly on request by the Fund. The Investment
Manager shall not disclose or use any record or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized by this Agreement and applicable law. The Investment
Manager shall keep confidential any information obtained in connection with its duties hereunder and shall disclose such information only if the
Fund has authorized such disclosure or if such disclosure is expressly required by applicable law or federal or state regulatory authorities.
            (c)	Reports to the Investment Manager.  The Fund shall
furnish or otherwise make available to the Investment Manager such Prospectuses, Statements of Additional Information, financial statements, proxy statements, reports, and other information relating to the business and affairs of the Fund, as the Investment Manager may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.
            (d)	Additional Services.  If the Fund so requests, the
Investment Manager shall maintain all internal bookkeeping, accounting and auditing services and records in connection with maintaining the
Fund's financial books and records, and shall calculate each Portfolios'
daily net asset value. For these services, the Portfolios shall pay to the Investment Manager a monthly fee, which shall be in addition to the fees payable pursuant to Section 6 hereof, to reimburse the Investment Manager for its costs, without profit, for performing such services.
5.	ALLOCATION OF CHARGES AND EXPENSES.
            (a)	Except as provided in Sub-section 5(b) below, the
Investment Manager shall bear all of its own expenses in connection with it providing the Services under this Agreement and shall employ or provide and compensate the executive, secretarial, clerical and other personnel necessary to provide the Services, including the compensation and expenses of all its directors, officers and employees who serve as officers and executive employees of the Fund (including the Fund's share of payroll taxes for such persons), and the Investment Manager shall make available, without expense to the Fund, the service of its directors, officers and employees who may be duly elected officers of the Fund, subject to their individual consent to serve and to any limitations imposed by law.
            (b)	The Investment Manager shall not be required to
pay any expenses of the Fund other than those specifically allocated to the Investment Manager in Sub-section 5(a) above. In particular, but without limiting the generality of the foregoing, the Investment Manager shall not be responsible, except to the extent of the reasonable compensation of such of the Fund's employees as are officers or employees of the
Investment Manager whose services may be involved, for the following expenses of the Fund:  organization and certain offering expenses of the
Fund (including out-of-pocket expenses, but not including the Investment Manager's overhead and employee costs); fees payable to the Investment
Manager and to any other Fund investment advisers or consultants; legal expenses, including the fees and expenses of counsel to the Fund and counsel to the independent Trustees of the Fund; auditing and accounting expenses; interest expenses, telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations (except as otherwise agreed by the Fund and the Investment Manager); costs of insurance relating to fidelity coverage for the Fund's officers and employees; fees and expenses of the Fund's custodian, any sub-custodian, transfer agent, registrar, or dividend disbursing agent; payments to the Investment Manager for maintaining the Fund's financial books and records and calculating the daily net asset value pursuant to Sub-section
4(d) hereof; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution, sale or redemption of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale, freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing Prospectuses, Statements of Additional Information, reports, notices and dividends to shareholders; costs of stationery; any litigation expenses; costs of shareholders'
meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, trustees and employees of the Fund who are not interested persons of the Investment
Manager; and travel expenses (or an appropriate portion thereof) of officers or trustees of the Fund who are officers, directors or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Fund with respect to matters concerning the Fund, or any committees thereof or advisers thereto.
6.	COMPENSATION
            (a)	COMPENSATION.  As compensation for the
Services provided and expenses assumed by the Investment Manager under this Agreement, except for any additional services provided by the Investment Manager pursuant to sub-section 4(d) hereof, the Portfolios will pay the Investment Manager at the end of each calendar month an advisory fee as set forth in Schedule A hereto. The advisory fee is computed daily as a percentage of the Portfolios' average daily net assets. The "average daily net assets" of the Portfolios shall mean the average of the values placed on the Portfolios' net assets as of 4:00 p.m. (Eastern time) on each day on which the net asset value of the Portfolios is determined consistent with the provisions of Rule 22c-l under the 1940 Act or, if the Portfolios lawfully determines the value of its net assets as of some other time on each business day, as of such other time. The value of net assets of the Portfolios shall always be determined pursuant to the applicable provisions of the Fund's Agreement and Declaration of Trust and the Registration Statement. If, pursuant to such provisions, the determination of net asset value is suspended for any particular business day, then for the purposes of this Section 6, the value of the net assets of the Portfolios as last determined shall be deemed to be the value of its net assets as of the close of regular trading on the New York Stock Exchange, or as of such other time as the value of the net assets of the Portfolios' securities may lawfully be determined, on that day. If the determination of the net asset value of the shares of the Portfolios has been so suspended for a period including any month and when the Investment Manager's compensation is payable at the end of such month, then such value shall be computed on the basis of the value of the net assets of the Portfolios as last determined (whether during or prior to such month). If the Portfolios determines the value of the net assets more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination, thereof on that day for the purposes of this Section 6.
            To the extent that the Investment Manager defers advisory fees or absorbs operating expenses of a portfolio, the Investment Manager may seek payment of such deferred fees or reimbursement of such absorbed expenses in accordance with the terms of a separate agreement between the parties. The waiver or assumption and reimbursement by the Investment Manager of any expense of the Fund that the Investment
Manager is not required by this Agreement to waive, or assume or reimburse, shall not obligate the Investment Manager to waive, assume, or reimburse the same or any similar expense of the Fund on any subsequent occasion, unless so required pursuant to a separate agreement between the Fund and the Investment Manager.



7.	MISCELLANEOUS
            (a)	Duration And Termination.  This Agreement shall
continue for an initial period ending December 31, 2008, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Trustees or
(ii) a vote of a "majority" (as defined in the 1940 Act) of the Portfolios' outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated as to the Portfolios (a) at any time without penalty by the Fund upon the vote of a majority of the Trustees or by vote of the majority of the Portfolios' outstanding voting securities, upon sixty (60) days' written notice to the Investment Manager or (b) by the Investment Manager at any
time without penalty, upon sixty (60) days' written notice to the Fund. This Agreement will also terminate automatically in the event of its assignment
(as defined in the 1940 Act).
            (b)	Amendments.  No provision of this Agreement may
be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) a majority of the outstanding voting securities of the Fund, and (ii) a majority of the Trustees, including a majority of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.
            (c)	Personal Liability Of Trustees And Shareholders.
The parties agree that no Trustee or Shareholder of the Trust shall be personally liable for any debts, liabilities, obligations or expenses incurred by, or contracted for under this Agreement.
            (d)	Limitation Of Liability Of The Investment Manager
And Indemnification By The Fund.
(1)	LIMITATION OF LIABILITY.
a.	The Investment Manager shall exercise its best judgment in
rendering the Services provided by it under this Agreement.
The Investment Manager shall not be liable for any error of
judgment or mistake of law or for any loss suffered by the
Fund or the holders of the Fund's shares in connection with
the matters to which this Agreement relates, provided that
nothing in this Agreement shall be deemed to protect or
purport to protect the Investment Manager against any
liability to the Fund or to the holders of the Fund's shares to which the Investment Manager would otherwise be
subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Investment Manager's reckless disregard of
its obligations and duties under this Agreement.  As used in this Sub-section 7(d)(1)(a), the term "Investment Manager"
shall include any officers, directors, employees or other
affiliates of the Investment Manager performing Services
with respect to the Fund.
b.	The Investment Manager shall at all times have the right to
mitigate or cure any and all losses, damages, costs, charges, fees, disbursements, payments and liabilities to the Fund
and its shareholders.
c.	The Investment Manager may apply to the Board of
Trustees of the Fund at any time for instructions and may
consult counsel for the Fund or its own counsel and with
accountants and other experts with respect to any matter
arising in connection with the Administrative Services
provided by Investment Manager, and the Investment
Manager shall not be liable or accountable for any act on
taken or omitted by it in good faith in accordance with such instruction or with the opinion of such counsel,
accountants, or other experts.
d.	The Investment Manager's directors, officers, employees
and agents performing Services for the Fund shall be
covered by errors and omissions and directors and officers
liability insurance, as appropriate, under a policy
maintained by the Investment Manager or an affiliate of the
Investment Manager.
e.	The Investment Manager shall secure and maintain a
fidelity bond, or be covered by an affiliate's blanket fidelity bond, in at least the amount required by Rule 17g-1 under
the 1940 Act for joint insurance bonds of investment
companies.
(2)	INDEMNIFICATION BY THE FUND.
a.	As long as the Investment Manager acts in good faith and
with due diligence and without negligence, the Fund shall
indemnify the Investment Manager and hold it harmless
from and against any and all actions, suits, and claims,
whether groundless or otherwise, and from and against any
and all losses, damages (excluding consequential, punitive
or other indirect damages), costs, charges, reasonable
counsel fees and disbursements, payments, expenses, and
liabilities (including reasonable investigation expenses)
arising directly or indirectly out of the Administrative
Services rendered to the Fund hereunder.  The indemnity
and defense provisions set forth herein shall indefinitely
survive the termination of this Agreement.
b.	The rights under Sub-section 7(d)(2)(a) above shall include
the right to reasonable advances of defense expenses in the
event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be
merited.  In order that such indemnification provision shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or hold the Investment Manager
harmless, the Board of Trustees of the Fund shall be fully
and promptly advised of all pertinent facts concerning the
situation in question, and it is further understood that the
Investment Manager will use all reasonable care to identify
and notify the Board of Trustees of the Fund  promptly
concerning any situation which presents or appears likely to present the probability of such a claim for indemnification
against the Fund, but failure to do so in good faith shall not affect the rights hereunder.
(3)	INDEMNIFICATION BY THE INVESTMENT MANAGER.
a.	The Investment Manager shall indemnify the Fund, its
officers and trustees and hold them harmless from and
against any and all actions, suits, and claims, whether
groundless or otherwise, and from and against any and all
losses, damages (excluding consequential, punitive or other
indirect damages), costs, charges, reasonable counsel fees
and disbursements, payments, expenses, and liabilities
(including reasonable investigation expenses) arising
directly or indirectly out of the Administrative Services
rendered to the Fund hereunder and arising or based upon
the willful misfeasance, bad faith, or negligence of the
Investment Manager, its directors, officers, employees, and
agents in providing Administrative Services to the Fund.
The indemnity and defense provisions set forth herein shall
indefinitely survive the termination of this Agreement.
b.	The rights under sub-section 7(d)(3)(a) hereunder shall
include the right to reasonable advances of defense
expenses in the event of any pending or threatened
litigation with respect to which indemnification hereunder
may ultimately be merited.  In order that the
indemnification provision contained herein shall apply,
however, it is understood that if in any case the Investment
Manager may be asked to indemnify or hold the Fund, its
officers, and trustees harmless, the Investment Manager
shall be fully and promptly advised of all pertinent facts
concerning the situation in question, and it is further
understood that the Fund will use all reasonable care to
identify and notify the Investment Manager promptly
concerning any situation which presents or appears likely to present the probability of such a claim for indemnification
against the Investment Manager, but failure to do so in
good faith shall not affect the rights hereunder.
            (e)	Services Not Exclusive.  It is understood that the
Services of the Investment Manager are not exclusive, and that nothing in this Agreement shall prevent the Investment Manager from providing similar Services to other investment companies or to other series of investment companies, or from engaging in other activities, provided such other Services and activities do not, during the term of the Agreement, interfere in a material manner with the Investment Manager's ability to meet its obligations to the Fund hereunder. When the Investment Manager recommends the purchase or sale of the same security for a Portfolios, it is understood that in light of its fiduciary duty to the Portfolios, such transactions will be executed on a basis that is fair and equitable to the Portfolios. In connection with purchases or sales of portfolio securities for the account of a Portfolios, neither the Investment Manager nor any of its directors, officers, or employees shall act as principal or agent or receive any commission provided that portfolio transactions for the Portfolios may be executed through firms affiliated with the Investment Manager, in accordance with applicable legal requirements. If the Investment Manager provides any advice to its clients concerning the shares of the Fund, the Investment Manager shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.
            (f)	Force Majeure.  In the event the Investment
Manager is unable to perform its obligations or duties under the terms of this Agreement because of any act of God, strike, riot, act of war, equipment failure, power failure or damage of the causes reasonably beyond its control, the Investment Manager shall not be liable for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability to any other party (whether or not a party to this Agreement) resulting from such failure to perform its obligations or duties under this Agreement or otherwise from such causes. This provision, however, shall in no way excuse the Investment Manager from being liable to the Fund for any and all losses, damages, costs, charges, counsel fees, payments and expenses incurred by the Fund due to the non-performance or delay in performance by the Investment Manager of its duties and obligation under this Agreement if such non-performance or delay in performance could have been reasonably been prevented by the Investment Manager through back-up systems and other procedures commonly employed by other
Investment Managers in the mutual fund industry, provided that the
Investment Manager shall have the right, at all times, to mitigate or cure any losses, including by making adjustments or corrections to any current or former shareholder accounts.
            (g)	Governing Law.  This Agreement shall be
governed by the laws of the State of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.
            (h)	Headings.  The captions of this Agreement are
included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
            (i)	Severability.  If any provision of this Agreement
shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
            IN WITNESS WHEREFORE, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.


OLD MUTUAL FUNDS II

OLD MUTUAL CAPITAL, INC.








By:
/s/ Robert T. Kelly
By:
/s/ Mark E. Black
Name:
Robert T. Kelly
Name:
Mark E. Black
Title:
Treasurer
Title:
Chief Financial Officer





















SCHEDULE A
TO MANAGEMENT AGREEMENT
BETWEEN OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.

            Pursuant to Section 6 of this Agreement, the Portfolios shall pay the Investment Manager, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolios' average daily net assets based on the following schedule:



Management Fee Breakpoint Asset Thresholds
FUND

$0 to less than $500
million

$500 million to less
than $1 billion

$1.0 billion or
greater
Old Mutual Advantage Growth Fund

0.850%

0.825%

0.800%
Old Mutual Barrow Hanley Core Bond Fund

0.600%

0.575%

0.550%
Old Mutual Discover Value Fund

1.100%

1.075%

1.050%
Old Mutual Dwight High Yield Fund

0.700%

0.675%

0.650%